UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 5, 2016 (December 28, 2014)

NEXT GALAXY CORP.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54093
(Commission File No.)

1680 Michigan Avenue, Suite 700
Miami Beach, FL   33139
(Address of principal executive offices and Zip Code)

(877) 407-9797
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 28, 2015, we entered into a VR Technology and IP License Agreement (the "Agreement") effective as of December 29, 2015 with CEEK VR Inc., a Delaware corporation ("CEEK VR"), wherein CEEK VR was granted worldwide exclusive, perpetual, and irrevocable right to use, disclose, reproduce, distribute, display, and perform, prepare derivative works and otherwise practice and exploit all of our technology.

CEEK VR is a corporation in which our president, Mary Spio owns 45% of the voting power.  The transaction described above is a related party transaction as defined in Item 404 of Reg. S-K of the Securities Exchange Act of 1934, as amended.  In addition to Mary Spio's ownership interest in CEEK VR, on December 31, 2015, Ms. Spio resigned her positions as an officer and director of Next Galaxy and intends to assume similar positions with CEEK VR.  One or more additional Form 8-Ks will be filed with the Commission as the events described above occur.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

On December 31, 2015, Mary Spio resigned as an officer and director of Next Galaxy Corp.

On December 31, 2015, Laurie Clark resigned as an officer and director of Next Galaxy Corp.

On January 5, 2016, Michel St-Pierre was appointed president and principal executive officer. Mr. St-Pierre continues to serve as chief financial officer.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

10.1	Agreement with CEEK VR Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 5th day of January, 2016.

NEXT GALAXY CORP.

BY:	MICHEL ST-PIERRE
Michel St-Pierre
President, Principal Executive Officer and member of the Board of Directors